                                                                      Exhibit 11

                          Pinnacle Entertainment, Inc.
                        Computation of Per Share Earnings

                                                                            For the three months ended June 30,
                                                                      -----------------------------------------------
                                                                              Basic                 Diluted (a)
                                                                      -----------------------  ----------------------
                                                                          2002        2001         2002        2001
                                                                        --------    --------     --------    --------
                                                                          (in thousands, except per share data -
                                                                                        unaudited)
Average number of common shares outstanding                               25,804      25,996       25,804      25,996
Average common shares due to assumed conversion of
   stock options                                                               0           0          472          90
                                                                        --------    --------     --------    --------
Total shares                                                              25,804      25,996       26,276      26,086
                                                                        ========    ========     ========    ========

Net loss before cumulative change in accounting principle                ($6,415)    ($5,287)     ($6,415)    ($5,287)
Net loss                                                                 ($6,415)    ($5,287)     ($6,415)    ($5,287)
                                                                        ========    ========     ========    ========

Per share loss before cumulative change in accounting principle           ($0.25)     ($0.20)      ($0.25)     ($0.20)
Per share loss                                                            ($0.25)     ($0.20)      ($0.25)     ($0.20)
                                                                        ========    ========     ========    ========


                                                                            For the six months ended June 30,
                                                                      -----------------------------------------------
                                                                              Basic                 Diluted (a)
                                                                      -----------------------  ----------------------
                                                                          2002        2001         2002        2001
                                                                        --------    --------     --------    --------
                                                                          (in thousands, except per share data -
                                                                                        unaudited)
Average number of common shares outstanding                               25,625      26,141       25,625      26,141
Average common shares due to assumed conversion of
   stock options                                                               0           0          168         139
                                                                        --------    --------     --------    --------
Total shares                                                              25,625      26,141       25,793      26,280
                                                                        ========    ========     ========    ========

Net loss before cumulative change in accounting principle                ($8,713)    ($7,408)     ($8,713)    ($7,408)
Cumulative change in accounting principle, net of taxes                  (56,704)          0      (56,704)          0
                                                                        --------    --------     --------    --------
Net (loss) income after extraordinary item                              ($65,417)    ($7,408)    ($65,417)    ($7,408)
                                                                        ========    ========     ========    ========

Per share loss before cumulative change in accounting principle           ($0.34)     ($0.28)      ($0.34)     ($0.28)
Per share cumulative change in accounting principle, net of taxes          (2.21)       0.00        (2.21)       0.00
                                                                        --------    --------     --------    --------
Per share loss                                                            ($2.55)     ($0.28)      ($2.55)     ($0.28)
                                                                        ========    ========     ========    ========

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(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.